Exhibit 5.2

                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]





                                August 3, 2004



Pooled Auto Securities Shelf LLC
One Wachovia Center
Charlotte, North Carolina 28288

          Re:  Pooled Auto Securities Shelf LLC
               Registration Statement on Form S-3 (File No. 333-117468)
               --------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Pooled Auto Securities Shelf LLC (the "Registrant") in connection with the Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "SEC") on July 19, 2004 (File No. 333-117468), as amended by the First Amendment to the Registration Statement, filed with the SEC on or about August 3, 2004 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $2,000,000,000.00 aggregate principal amount of Asset Backed Certificates (the "Certificates") and Asset Backed Notes. Each series of Certificates may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Registration Statement on Form S-3 (File No. 333-36692), filed by the Registrant with the SEC on May 9, 2000, as amended by Amendment No. 1 thereto, filed by the Registrant with the SEC on July 11, 2000, including the form of Trust Agreement attached thereto as Exhibit 4.1 (including the form of Certificate of Trust attached thereto) and incorporated by reference into the Registration Statement as Exhibit 4.1.1;

          (b) The Registration Statement on Form S-3 (File No. 333-64036), filed by the Registrant with the SEC on June 28, 2001, as amended by Amendment No. 1 thereto, filed by the Registrant with the SEC on August 14, 2001, including the form of Trust Agreement for Insured Offerings attached thereto as Exhibit
               4.1.2 (including the form of Certificate of Trust attached

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               thereto) and incorporated by reference into the Registration
               Statement as Exhibit 4.1.2 (the Trust Agreements identified in items (a) and (b) being collectively referred to as the "Trust Agreements;" and the Certificates of Trust identified in items
               (a) and (b) being collectively referred to as the "Certificates of Trust");

          (c) The Registration Statement on Form S-3 (File No. 333-89858), filed by the Registrant with the SEC on June 5, 2002, as amended by Amendment No. 1 thereto, filed by the Registrant with the SEC on October 1, 2002, incorporating by reference the Trust Agreements and the Certificates of Trust; and

          (d) The Registration Statement, incorporating by reference the Trust Agreements and the Certificates of Trust.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. When each Trust Agreement in respect of which we have participated as your counsel has been duly completed, executed and delivered, it will constitute a legal, valid and binding obligation of the Registrant enforceable in accordance with its terms; and

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          2. With respect to the Certificates to be issued by a Delaware statutory trust pursuant to a Trust Agreement, when (i) the final terms of such Certificates have been duly established, (ii) the documents relating to the issuance of such Certificates have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iii) the Certificate of Trust for the related Delaware statutory trust has been duly executed by the owner trustee and filed with the Office of the Secretary of State of the State of Delaware, and (iv) such Certificates have been duly executed and issued by the related Delaware statutory trust and authenticated by the owner trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Certificates will be legally issued, fully-paid and non-assessable beneficial interests in the Trust and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued. We note that the holders of such Certificates may be obligated to make certain payments as set forth in the Trust Agreements.

          The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                   Very truly yours,

                                         /s/ RICHARDS, LAYTON & FINGER, P.A.



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